UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 20, 2016

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including
Area code of registrant’s principal executive offices)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2016, the board of directors (the “Board”) of FLIR Systems, Inc. (the “Company”) approved the Fourth Restated Bylaws (the “Bylaws”) of the Company to implement proxy access.

Section 2.13 has been added to Article II of the Bylaws to allow a stockholder or a group of no more than 20 stockholders that has maintained continuous ownership of 3% or more of the Company’s common stock for at least three years to include in the Company’s proxy materials for an annual meeting of stockholders. With our current board consisting of ten members, stockholders may nominate a number of director nominees not to exceed two of the directors then in office, but in no case less than one nominee. Proxy access will first be available in connection with the Company’s 2017 annual meeting of stockholders.

The Board has implemented terms that it believes will provide meaningful proxy access rights for stockholders while furthering the long-term interests of the Company and its stockholders.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Fourth Restated Bylaws of FLIR Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.

By: /s/ Todd M. DuChene
Name: Todd M. DuChene Title: Senior Vice President, General Counsel and Secretary
Date: October 24, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Restated Bylaws of FLIR Systems, Inc.